Exhibit 10.4

NOTICE OF EXERCISE

CareGuide, Inc.

4401 N.W. 124th Avenue

Coral Springs, FL	Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	_______________
Number of shares as to which option is exercised:	_______________
Certificates to be issued in name of:	_______________
Total exercise price:	$______________
Cash payment delivered herewith:	$______________
[Promissory note delivered herewith:	$______________]
[Value of ________ shares of CareGuide common stock delivered herewith[1]:	$______________]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2007 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

_________________________

             Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

318457 v1/RE

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,